EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 1350 OF CHAPTER 63, TITLE 18 OF THE UNITED
STATES CODE

I, Joseph S. Whitaker, the Chief Executive Officer of DSI Toys, Inc. (the “Company”), certify that:

(1)           the Form 10-Q, filed with the Securities and Exchange Commission on November 14, 2002, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DSI Toys, Inc.

/s/ Joseph S. Whitaker
Joseph S. Whitaker
Chief Executive Officer
November 14, 2002